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                                                                    EXHIBIT 99.1

                                     CONSENT

November 13, 2000

To whom it may concern:

         The undersigned, John P. Tavlarios, has been nominated to become a director of General Maritime Corporation, a Marshall Islands Corporation (the "Company"). This is to confirm my consent for purposes of Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

                                                      Sincerely,




                                                      /S/ JOHN P. TAVLARIOS
                                                      --------------------------
                                                      John P. Tavlarios